Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-279879

This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2024)

Shares

Common Stock

We are offering        shares of our common stock, no par value per share. Our common stock is listed for trading on the Nasdaq Global Select Market, or Nasdaq, under the symbol “CCB.” On December 9, 2024, the last reported sale price of our common stock on Nasdaq was $74.18 per share.

Investing in our common stock involves risks. You should carefully consider the matters described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and those risk factors contained in our reports filed with the U.S. Securities & Exchange Commission, or the SEC, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement prior to the completion of this offering.

	Per Share of Common Stock	Total(1)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to Coastal Financial Corporation before expenses	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

The underwriters also may purchase from us up to an additional            shares of our common stock within 30 days after the date of this prospectus supplement on the same terms and conditions set forth above.

Shares of our common stock are not savings accounts, deposits or obligations of any bank or non-bank subsidiary of Coastal Financial Corporation and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency. Investment in shares of our common stock involves a risk of loss, including risk of principal amount invested.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters are offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement. The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about             , 2024.

Lead Bookrunner

Keefe, Bruyette  & Woods

A Stifel Company

Joint Bookrunner

Hovde Group, LLC

Co-Managers

Raymond James	Stephens Inc.

The date of this prospectus supplement is       , 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our” and the “Company” mean, collectively, Coastal Financial Corporation, a Washington corporation and registered bank holding company, and its subsidiaries and their predecessors, except where it is clear that the term means only Coastal Financial Corporation. The term “you” refers to a prospective investor.” All references to our “common stock” refer to the shares of common stock, no par value per share, of Coastal Financial Corporation.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, certain other matters relating to us and our financial condition, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated June 13, 2024, which is included as part of our shelf registration statement on Form S-3 (File No. 333-279879), gives more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, and any permitted free writing prospectus, before deciding to purchase our common stock. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any permitted free writing prospectus include important information about us, the common stock being offered and other information you should know before investing.

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. See “Incorporation of Certain Information by Reference” and “Where To Find Additional Information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, any of the common stock offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus, herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements, expressed or implied, included or incorporated by reference herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and each prospectus supplement should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:

•	changes in business and economic conditions generally and in the financial services industry, nationally and within our market area, particularly in the markets in which we operate and in which our loans are concentrated;
•	our expected future financial results;
•	the overall health of the local and national real estate market;
•	the credit risk associated with our loan portfolio, such as possible additional credit losses and impairment of collectability of loans and specifically with our commercial real estate loans;
•	changes in market interest rates and impacts of such changes on our profits and business, including related to future reductions in interest rates, which could negatively impact the pricing of our loans and deposits and decrease our net interest income or net interest margin;
•	the resurgence of elevated levels of inflation, or inflationary pressures, in the United States and our market areas, and its impact on market interest rates, the economy and credit quality;
•	our ability to generate and grow revenue through our relationships with broker dealers and digital financial service providers;
•	our ability to successfully manage liquidity risk;
•	our ability to implement our growth strategy and manage costs effectively;
•	our ability to maintain an adequate level of allowance for credit losses;
•	our level of nonperforming assets and the costs associated with resolving problem loans;
•	the composition of our senior leadership team and our ability to attract and retain key personnel;
•	our ability to raise additional capital to implement our business plan;

•	the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents;
•	interruptions involving our information technology and telecommunications systems or third-party servicers, including as a result of cybersecurity-related incidents;
•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board (“FASB”), including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;
•	our ability to maintain our reputation;
•	increased competition in the financial services industry;
•	regulatory guidance on commercial lending concentrations;
•	the effectiveness of our risk management framework;
•	the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject;
•	the soundness of other financial institutions and the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions;
•	the impact of recent and future legislative and regulatory changes and economic stimulus programs and other changes in banking, securities and tax laws and regulations, including as a result of the new U.S. presidential administration and Congress, and the application of such legislations and rules by our regulators;
•	the impact on our operations due to epidemic illnesses, natural or man-made disasters, such as earthquakes, tsunamis, wildfires and flooding, the effects of regional or national civil unrest, wars and acts of terrorism, and political developments that may disrupt or increase volatility in securities or otherwise affect economic conditions;
•	the impact of benchmark interest rate reform in the U.S. and implementation of alternative reference rates, such as the Secured Overnight Funding Rate, to the London Interbank Offered Rate;
•	fluctuations in the value of the securities held in our securities portfolio;
•	governmental monetary and fiscal policies, including uncertainty regarding United States fiscal debt, deficit, and budget matters;
•	material weaknesses in our internal control over financial reporting; and
•	our success at managing the risks involved in the foregoing items.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus supplement. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement.  You are cautioned not to place undue reliance on forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC, a “shelf” registration statement on Form S-3 (File No. 333-279879), including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act, with respect to the common stock that may be offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information in the registration statement. For further information with respect to the Company and the common stock that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement is qualified in all respects by the exhibit to which the reference related.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Documents we have filed with the SEC are also available on the Investor Relations section of our website at https://ir.coastalbank.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC in this prospectus supplement and the accompanying prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference each of the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 9, 2024, August 8, 2024 and November 8, 2024, respectively;

•	our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on January 4, 2024, May 28, 2024 and October 3, 2024; and

•	the description of our common stock contained in our Registration Statement on Form 8-A. as filed with the SEC pursuant to Section 12(b) of the Exchange Act, on July 16, 2018, including any amendments or reports filed with the SEC for purposes of updating such description.

All documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the completion of any individual sale of common stock hereunder shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

You may obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

Coastal Financial Corporation

5415 Evergreen Way

Everett, Washington 98203

Attn: Joel Edwards

(425) 357-3687

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering, including the financial statements and notes to the financial statements incorporated by reference herein and therein. Please read “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein for more information about important risks that you should consider before making a decision to invest in our common stock.

Coastal Financial Corporation

We are a bank holding company that operates through our wholly owned subsidiaries, Coastal Community Bank, or the Bank, and Arlington Olympic LLC. We are headquartered in Everett, Washington, which by population is the largest city in, and the county seat of, Snohomish County. We focus on providing a wide range of banking products and services to consumers and small to medium sized businesses in the broader Puget Sound region in the state of Washington and through the Internet and our mobile banking application. We currently operate 14 full-service banking locations, 12 of which are located in Snohomish County, where we are the largest community bank by deposit market share, and two of which are located in neighboring counties (one in King County and one in Island County). The Bank also provides banking as a service, or BaaS, through our CCBX division, that allows our broker-dealer and digital financial service providers to offer their customers banking services. Our CCBX division has a total of 24 partners, 19 that are active with five more currently in the testing or implementation stage as of November 30, 2024. As of September 30, 2024, we had total assets of $4.1 billion, total loans receivable of $3.4 billion, total deposits of $3.6 billion and total shareholders’ equity of $331.9 million. As of September 30, 2024, 45% of our assets reprice within three months, while 71% of our liabilities reprice within the same time frame. This is as compared to 55% of loans repricing and 69% of assets repricing as of September 30, 2023.

Corporate Information

Our principal executive offices are located at 5415 Evergreen Way, Everett, Washington 98203. Our telephone number is (425) 257-9000. Our website is https://www.coastalbank.com. References to our website are not intended to be active links and the information on such websites is not, and shall not be considered, a part of this prospectus supplement or the accompanying prospectus.

Additional information about us is included in documents incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” on page S-5 of this prospectus supplement.

THE OFFERING

The following summary contains basic information about our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of our common stock, see “Description of Common Stock” on page 5 of the accompanying prospectus.

Issuer	Coastal Financial Corporation, a Washington corporation.

Shares of Common Stock Offered by Us	shares of our common stock, no par value per share.

Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional shares of our common stock.

Shares of Common Stock Outstanding upon Completion of this Offering	shares of our common stock (or shares if the underwriters exercise in full their option to purchase additional shares).

Public offering price per share	$

Use of Proceeds	We estimate that the net proceeds that we will receive from this offering will be approximately $ , after deducting underwriting discounts and commissions and our estimated expenses, or approximately $ if the underwriters exercise the option to purchase additional shares in full. We expect to use the net proceeds from this offering for general corporate purposes including, without limitation, supporting investment opportunities and the growth of the Bank. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Dividend policy	Holders of our common stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid dividends on our common stock and we do not intend to declare or pay dividends on our common stock in the near-term. See “Risk Factors— Risks Associated with the Offering and Our Common Stock—We currently have no plans to pay dividends on our common stock.” on page S-10 of this prospectus supplement.

Conflicts of Interest	An affiliate of Hovde Group, LLC, or Hovde Group, an underwriter in this offering, beneficially owns more than 10% of our issued and outstanding common stock. As a result, Hovde Group is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. In addition to the underwriting discounts and commissions to be earned by Hovde Group in connection with this offering, Hovde Group will also receive a financial advisory fee for financial advisory services that it has provided to us in connection with this offering. In light of these conflicts of interest, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121, which include, among other things, that there must be prominent disclosure of the nature of the conflict of interest in this prospectus supplement and that the common stock being offered hereby has a bona fide public market. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-8 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listing	Our common stock is listed on Nasdaq under the symbol “CCB.”

Transfer agent	Pacific Stock Transfer Company.

RISK FACTORS

Investing in our common stock involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, as updated by our subsequent filings under the Exchange Act. In particular, you should consider the risk factors under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, and any updates to these risk factors in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. However, other factors not discussed below or elsewhere in this prospectus supplement could adversely affect our business, financial condition, results of operations or cash flows and our access to liquidity. Therefore, the risk factors below should not be considered a complete list of potential risks we may face. For additional information, please see the sources described in “Where to Find Additional Information.”

Risks Associated with the Offering and Our Common Stock

The trading price and trading volume of our common stock may be volatile following this offering.

The trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the trading price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results;
•	changes in our funds from operations or earnings estimates;
•	changes in business or economic conditions, including in the BaaS industry;
•	publication of research reports about us or the banking industry;
•	prevailing interest rates;
•	the market for similar securities;
•	changes in market valuations of similar companies;
•	additions or departures of key management personnel;
•	actions by institutional shareholders;
•	speculation in the press or investment community about us or the financial services industry;
•	the realization of any of the other risk factors presented in this prospectus supplement and in the Annual Report on Form 10-K of Coastal Financial Corporation for the year ended December 31, 2023;
•	the extent of investor interest in our securities;
•	the general reputation of financial institutions and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other financial institutions;
•	investor confidence in the stock and bond markets, generally;

•	changes in banking regulations, including as a result of the 2024 U.S. election;
•	changes in accounting standards, policies, guidance, interpretations, or principles;
•	future equity issuances;
•	failure to meet earnings estimates;
•	reports related to the impact of natural or man-made disasters in our market;
•	general economic and financial market conditions;
•	our issuance of debt securities; and
•	our financial condition, results of operations and prospects.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

The number of shares of our common stock available for future issuance or sale could adversely affect the trading price of our common stock.

Our second amended and restated articles of incorporation, as amended, or our articles of incorporation, authorize us to issue up to 300,000,000 shares of common stock. Following the completion of this offering, we will have issued and outstanding                 shares of our common stock (or               shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. The board of directors will continue to have authority to issue additional shares of common stock from time to time. Any future issuances of common stock may result in dilution of the value of the shares of our common stock. We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares of our common stock for resale in the open market will decrease the trading price of our common stock. The issuance of a substantial number of shares of our common stock in the public market, or the perception that such issuances might occur, could adversely affect the trading price of our common stock.

The vesting of any restricted stock or other awards granted to certain directors, executive officers and other employees under our equity incentive plan or the issuance of our common stock in connection with future business acquisitions could have an adverse effect on the trading price of our common stock. In addition, the existence of shares of our common stock reserved for issuance as restricted shares of our common stock may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. Future issuances of shares of our common stock may also be dilutive to existing shareholders.

Future sales of our common stock or the perception that those sales could occur may cause our common stock price to decline.

Although our common stock is listed for trading on Nasdaq, the trading volume in our common stock is lower than that of other larger financial services companies. Given the relatively low trading volume of our common stock, significant sales of our common stock in the public market, or the perception that those sales may occur, could cause the trading price of our common stock to decline or to be lower than it otherwise might be in the absence of those sales or perceptions. Economic and other circumstances may require us to raise capital at times or in amounts that are unfavorable to us. If we have to issue shares of common stock, they will dilute the percentage ownership interest of existing shareholders and may dilute the book value per share of our common stock and adversely effect the terms on which we may obtain additional capital.

We currently have no plans to pay dividends on our common stock.

We do not anticipate paying any dividends on our common stock in the foreseeable future. Our ability to pay dividends on our common stock is dependent on the Bank’s ability to pay dividends to our Company, which is limited by applicable laws and banking regulations, and may in the future be restricted by the terms of any debt or preferred securities we may incur or issue. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends.

We are dependent upon the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.

We are a bank holding company and our primary asset is the Bank. As such, we depend upon the Bank for cash distributions through dividends on the Bank’s stock to pay our operating expenses and satisfy our obligations, including debt obligations. There are numerous laws and banking regulations that limit the Bank’s ability to pay dividends to us or otherwise make cash distributions to us. These statutes and regulations require, among other things, that the Bank maintain certain levels of capital in order to pay a dividend. Further, federal and state banking authorities have the ability to restrict the Bank’s payment of dividends through supervisory action. If the Bank is unable to pay dividends to us or otherwise make cash distributions, we will not be able to satisfy our obligations.

If securities or industry analysts change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our common stock could be influenced by the research and reports that industry or securities analysts may publish about us or our business. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our Company downgrade our common stock or if our operating results do not meet their expectations, either absolutely or relative to our competitors, the price of our common stock could decline significantly.

Shares of our common stock are not FDIC insured.

Neither the FDIC nor any other governmental agency insures the shares of our common stock. Therefore, the value of your shares in the Company will be based on their market value and may decline.

We have broad discretion in using the net proceeds from this offering and may use the proceeds in ways that may not enhance our operating results or the value of our shares of common stock.

We currently intend to use the net proceeds from this offering as described in the section titled “Use of Proceeds” in this prospectus supplement. However, our board of directors and management will retain broad discretion over the use of any proceeds we do receive from this offering and you will be relying on the judgment of our management regarding the application of these proceeds. We may use the proceeds in ways that do not ultimately improve our results of operations or enhance the value of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $               million, after deducting underwriting discounts and commissions and our estimated expenses, or approximately $               million if the underwriters exercise the option to purchase additional shares in full. We intend to use the net proceeds from this offering for general corporate purposes including, without limitation, supporting investment opportunities and the growth of the Bank.

Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis as of:

•	September 30, 2024, on an actual basis; and
•	September 30, 2024, on an as-adjusted basis to give effect to the sale of shares of common stock offered by us at the public offering price of $ per share in this offering, after deducting underwriting discounts and commissions and our estimated offering expenses (assuming no exercise of the underwriters’ option to purchase additional shares).

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is incorporated by reference into this prospectus supplement.

	As of September 30, 2024
	Actual	As adjusted for this offering(1)
	(unaudited, in thousands)
Borrowings
Subordinated debt
Principal amount $45,000 (less unamortized debt issuance costs of $744 at September 30, 2024)	$44,256
Junior subordinated debentures
Principal amount $3,609 (less unamortized debt issuance costs of $18 at September 30, 2024)	3,591
SHAREHOLDERS’ EQUITY
Preferred stock, no par value:
Authorized: 25,000,000 shares at September 30, 2024; issued and outstanding: zero shares at September 30, 2024	—		—
Common stock, no par value:
Authorized: 300,000,000 shares at September 30, 2024; 13,543,282 shares at September 30, 2024 issued and outstanding	134,769
Retained earnings	197,162
Accumulated other comprehensive income, net of tax	(1)
Total shareholders’ equity	331,930
Total liabilities and shareholders’ equity	$4,065,821	$
CAPITAL RATIOS
Total Capital (to risk-weighted assets)	11.89%
Tier 1 Capital (to risk-weighted assets)	9.34%
Common Equity Tier 1 Capital (to risk-weighted assets)	9.24%
Tier 1 Leverage Capital	8.40%

(1)	If the underwriters’ option is exercised in full, common stock and total shareholders’ equity would be $ million and $ million, respectively.

DIVIDEND POLICY

Holders of our common stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid dividends on our common stock and we do not intend to declare or pay dividends on our common stock in the near-term.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion describes material United States federal income and estate tax considerations relating to the acquisition, ownership, and disposition of shares by a non-U.S. holder (as defined below) that acquires shares of our common stock in this offering and holds them as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the tax laws of the United States, including the Code, Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. This section does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock that, for United States federal income tax purposes, is:

•	a non-resident alien individual;
•	a foreign corporation;
•	an estate the income of which is not subject to United States federal income taxation regardless of its source; or
•	a trust that does not have in effect a valid election under the Treasury regulations to be treated as a United States person and either (1) no court within the United States is able to exercise primary supervision over the trust’s administration or (2) no United States person has the authority to control all substantial decisions of that trust.

If you are an individual who is not a U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted. For purposes of this analysis, the term United States does not include U.S. territories or U.S. airspace. There are certain days that are excluded when calculating an individual’s days of presence in the United States and there are certain individuals who are excluded from the substantial presence analysis.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding whether they may be treated as a resident alien and the U.S. federal income tax consequences of the ownership or disposition of shares of our common stock.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or status (including, for example, banks and other financial institutions, insurance companies, brokers and dealers in securities or currencies, traders that have elected to mark securities to market, partnerships or other pass-through entities, corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, pension plans, persons that hold our shares as part of a straddle, hedge or other integrated investment, persons subject to alternative minimum tax, certain U.S. expatriates and foreign governments or agencies).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a person treated as a partner in the partnership for U.S. federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for U.S. federal income tax purposes) and their partners should consult their own tax advisors.

This discussion addresses only non-U.S. holders and does not discuss any tax considerations other than U.S. federal income tax and certain U.S. federal estate tax considerations. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state and local, and foreign tax consequences of the purchase, ownership and disposition of shares of our common stock, including the effect of any applicable income or estate tax treaty.

Dividends

If we make a distribution of cash or property with respect to shares of our common stock, any such distribution generally will constitute a dividend for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits except as described below. Subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” and except as described below, any such dividends paid to a non-U.S. holder generally will be subject to withholding tax at a 30% rate or at a lower rate under an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. In order to receive a reduced treaty withholding tax rate, a non-U.S. holder must furnish to us or our paying agent a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or applicable successor form) prior to payment of the dividend, certifying under penalties of perjury that the non-U.S. holder is entitled to a reduction in withholding under an applicable income tax treaty. A non-U.S. holder that holds our shares through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. Special certification and other requirements apply in the case of certain non-U.S. holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes. A non-U.S. holder that is eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing a refund claim with the IRS.

If a dividend is “effectively connected” with the conduct of a trade or business in the United States of the non-U.S. holder (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the non-U.S. holder is exempt from the withholding tax described above provided that the holder has furnished to us or our paying agent an Internal Revenue Service Form W-8ECI (or applicable successor form), certifying under penalties of perjury that the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained in the United States). “Effectively connected” dividends will generally be subject to United States federal income tax at the rates that also apply to U.S. persons on a net (assuming a U.S. tax return is timely filed, otherwise gross) income basis. A corporate non-U.S. holder may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or at a lower rate under an applicable income tax treaty) with respect to its “effectively connected” dividends.

Each non-U.S. holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption or reduction in tax withholding will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

To the extent a distribution with respect to shares of our common stock exceeds our current or accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will be treated, first, as a tax-free return of the non-U.S. holder’s investment, up to the holder’s adjusted tax basis in its shares, and, thereafter, as capital gain, which is subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition.”

Gain On Sale, Exchange or Other Taxable Disposition

Subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain realized upon a sale, exchange or other disposition of shares of our common stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution for United States federal income tax purposes) unless:

•	the gain is “effectively connected” with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States), in which case the non-U.S. holder generally will be subject to United States federal income tax on a net (assuming a U.S. tax return is timely filed, otherwise gross) income basis with respect to such gain in the same manner as if such holder were a resident of the United States and, if the non-U.S. holder is a corporation for United States federal income tax purposes, may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate under an applicable income tax treaty) on its “effectively connected” gains;
•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions, in which case the non-U.S. holder generally will be subject to United States federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
•	we are or have been a “United States real property holding corporation” or USRPHC (as described below) at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for our shares, or the relevant period, and the non-U.S. holder (i) disposes of our shares during a calendar year when shares of our common stock are no longer regularly traded on an established securities market or (ii) owned (directly, indirectly, or constructively) more than 5% of shares of our common stock at any time during the relevant period, in which case such a non-U.S. holder will be subject to tax on the gain on the disposition of shares generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for United States federal income tax purposes. Generally, a corporation is a USRPHC only if the fair market value of its United States real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.

FATCA Withholding

Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) and the Treasury Regulations issued thereunder impose a 30% withholding tax on dividends paid on shares of our common stock to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of shares of our common stock by, a foreign entity if the foreign entity is:

•	a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•	a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on shares of our common stock and to payments of gross proceeds from a sale or other disposition of shares of our common stock. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. The IRS has indicated that taxpayers generally may rely on such proposed regulations until final regulations are issued.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of shares of our common stock.

Information Reporting and Backup Withholding

Except as described below, a non-U.S. holder generally will be exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of shares of our common stock effected at a United States office of a broker, as long as the payor or broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or Form W-8BEN-E on which the non-U.S. holder certifies, under penalties of perjury, that it is a non-United States person; or
•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury Regulations, or the non-U.S. holder otherwise establishes an exemption.

However, we must report annually to the IRS and to non-U.S. holders the amount of dividends paid to them and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the respective non-U.S. holder resides under the provisions of an applicable income tax treaty.

Payment of the proceeds from the sale of our shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our shares by a non-U.S. holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by the non-U.S. holder in the United States;
•	the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a United States address; or
•	the sale has some other specified connection with the United States as provided in the Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the non-U.S. holder otherwise establishes an exemption.

In addition, a sale of shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;
•	a “controlled foreign corporation” for United States federal income tax purposes;
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or
•	a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s income tax liability by timely filing a refund claim with the IRS.

Federal Estate Taxes

The estates of nonresident alien decedents generally are subject to United States federal estate tax on property with a United States situs. Because we are a United States corporation, shares of our common stock will be United States situs property and therefore will be included in the taxable estate of a nonresident alien decedent at the time of the decedent’s death, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. An estate tax credit is available to reduce the net tax liability of a nonresident alien’s estate, but the estate tax credit for a nonresident alien is generally much smaller than the applicable credit for computing the estate tax of a United States resident. Nonresident aliens should consult their personal tax advisors regarding the United States federal estate tax consequences of owning shares of our common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA; plans, individual retirement accounts, or IRAs, and other arrangements that are subject to Section 4975 of the Code; entities whose underlying assets are deemed under ERISA to include “plan assets” of any such employee benefit plans or other plans, accounts or arrangements, or collectively, Plans; and other plans that are subject to similar law.

ERISA imposes certain requirements on Plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans, or collectively, ERISA Plans, and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. A fiduciary can be personally liable for losses incurred by an ERISA Plan resulting from a breach of fiduciary duties.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an IRA, a violation of these prohibited transaction rules involving the IRA owner could cause the IRA to lose tax-exempt status.

The acquisition or holding of the common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the common stock is acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, the common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under (A) a Prohibited Transaction Class Exemption, or PTCE, such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14, issued by the U.S. Department of Labor and as may be amended from time to time or (B) a statutory exemption under Section 408(b) of ERISA and/or Section 4975(d) of the Code, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the Service Provider Exemption, for certain transactions with non-fiduciary service providers in which the Plan receives no less, nor pays no more, than adequate consideration, or there is some other basis on which the purchase and holding of the common stock is not prohibited.

Certain plans, including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA), or collectively, Other Plans, are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or collectively, Similar Law. Fiduciaries of any such Other Plans should consult with their counsel before purchasing the common stock to determine the requirements under applicable Similar Law, including the need for, and the availability, if necessary, of any exemptive relief under any such Similar Law.

Each purchaser or holder of the common stock or any interest therein, and each person making the decision to purchase or hold the common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in the common stock to the date on which the purchaser or holder disposes of its interest in the common stock, that, by its purchase or holding of the common stock or any interest therein, (a) its purchase and holding of the common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of the common stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of the common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither the Company nor any of our affiliates is acting as a fiduciary (for ERISA Plans, within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the common stock. Each purchaser and holder of the common stock or any interest therein on behalf of any Other Plan will be deemed to have represented and warranted by its purchase or holding of the common stock or any interest therein that such purchase and holding does not violate any applicable Similar Law.

The foregoing is a general summary of certain aspects of ERISA and Section 4975 of the Code as in effect on the date of this prospectus supplement, and is not a substitute for legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the common stock on behalf of or with assets of any Plan or Other Plan consult with their counsel regarding the requirements of ERISA, Section 4975 of the Code and Similar Laws, including regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Law, as applicable. Nothing herein will be construed as, and the sale of the common stock to a Plan or Other Plan is in no respect, a representation or advice by us or the underwriters (or any of our or their affiliates) as to whether any investment in the common stock would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans or Other Plans generally or any particular Plan or Other Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement, dated            , 2024 with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein, with respect to the shares of common stock offered pursuant to this prospectus supplement. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of shares of common stock indicated in the table below.

Underwriter	Number of Shares
Keefe, Bruyette & Woods, Inc.
Hovde Group, LLC
Raymond James & Associates, Inc.
Stephens Inc.
Total

Subject to the satisfaction of conditions described in the underwriting agreement, the underwriters are committed to purchase and pay for all shares of common stock offered by this prospectus supplement, if any such shares of our common stock are purchased. The underwriters are not, however, obligated to purchase or pay for the shares of our common stock covered by the underwriters’ option to purchase additional shares described below, unless and until they exercise such option.

The common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. The underwriting agreement between us and the underwriters provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or this offering may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Discounts and Commissions

Shares of our common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $          per share from the public offering price. Any of these securities dealers may resell any shares of our common stock purchased from the underwriters to other brokers or dealers at a discount of up to $           per share from the public offering price. If all of the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms.

The following table shows the price per share and total offering price, underwriting discounts and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of the option to purchase additional shares of common stock from us:

	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total offering expenses, including registration and filing fees, printing fees, legal and accounting expenses, but excluding underwriting discounts and commissions will be approximately $           . We have agreed to reimburse the underwriters for up to $10,000 for their expenses relating to clearing of this offering with FINRA. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to           additional shares, of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option, in whole or in part, from time to time for a period of 30 days after the date of this prospectus supplement.

Listing

Our common stock is listed on Nasdaq under the symbol “CCB.”

No Sales of Similar Securities

We and each of our directors and executive officers, severally and not jointly, have agreed, with limited exceptions, not to sell or transfer any shares of our common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Keefe, Bruyette & Woods, Inc.

Specifically, we and each of our directors and executive officers have agreed, subject to certain exceptions, not to directly or indirectly:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, including in the case of our directors and executive officers, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act;
•	enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap, hedge or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; or
•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

This lockup provision applies to our common stock and to securities convertible into or exercisable or exchangeable for our common stock and, with respect to our directors and executive officers, whether now owned or hereafter acquired or for which the power of disposition is later acquired.

These restrictions are subject to certain customary exceptions.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters or any selling group member. In connection with this offering, the underwriters, any selling group member or securities dealer may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of our common stock to selling group members, if any, for sale to their online brokerage account holders. The underwriters will allocate shares of our common stock to any selling group member that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriters or any selling group member is not part of this prospectus supplement.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transaction and purchases to cover position created by short sales in accordance with Regulation M under the Exchange Act.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by an underwriter of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales” or “naked short sales.” In a covered short position, the number of excess shares sold by an underwriter, if any, are not greater than the number of shares of common stock that they may purchase pursuant to their option to purchase additional shares. In a naked short potion, the number the shares of common stock involved is greater than the number of shares of common stock in the underwriters’ option to purchase additional shares.

The underwriters may close out any covered short position either by exercising, in whole or in part, their option to purchase additional shares, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the purchase options described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may engage in syndicate covering transaction, which are transactions that involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short potions. In determining the source of shares of common stock to close out the short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared with the price at which the underwriters may purchase shares of common stock through exercise of options to purchase additional shares.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and selected dealers, if any, may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, the passive market maker may continue to bid and effect purchases at a price exceeding the then highest independent bid until specified purchase limits are exceeded, at which time such bid must be lowered to an amount no higher than the then highest independent bid. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers, if any, are not required to engage in passive market making and may end passive market making activities at any time.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, the underwriters or their respective affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

An affiliate of Hovde Group, LLC, or Hovde Group, an underwriter in this offering, beneficially owns more than 10% of our issued and outstanding common stock. As a result, Hovde Group is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121, which requires, among other things, that there must be prominent disclosure of the nature of the conflict of interest in the prospectus supplement and that the securities being offered by this prospectus supplement have a bona fide public market. No FINRA member firm that has a conflict of interest under FINRA Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. We have also engaged Hovde Group to provide us financial advisory services in connection with the offering. Pursuant to such agreement, and in addition to the underwriting discounts and commissions to be earned by Hovde Group in connection with this offering, we have agreed to pay Hovde Group $500,000.

In addition, pursuant to an Investment Agreement between us and Steven Hovde, Chairman and Chief Executive Officer at Hovde Group, for so long as Mr. Hovde beneficially owns in aggregate 4.9% or more of our outstanding common stock, Mr. Hovde (or a designated representative) is entitled to serve on the boards of directors of the Company and the Bank, subject to any required regulatory and shareholder approvals. Mr. Hovde is currently a member of our Board.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area, or Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any qualified investor as defined in the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer;
•	to investors who acquire shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity, to which this prospectus supplement relates, is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Adams & Duncan, Inc., P.S., Everett, Washington. Christopher D. Adams, the Chair of our Board of Directors, is a partner at Adams & Duncan, Inc., P.S. Certain legal matters in connection with the offering will be passed upon for us Covington & Burling LLP, New York, New York. Certain other legal matters in connection with this offering will be passed upon for the underwriters by Hunton Andrews Kurth LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Coastal Financial Corporation and subsidiaries (the “Company”) as of December 31, 2023 and 2022 and for each of the three-years in the period ended December 31, 2023 incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Accounting Standards Codification Topic 326, Financial Instruments – Credit Losses), which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Subscription Rights

Units

We may offer, issue and sell from time to time up to $200,000,000, together or separately, in one or more offerings, the above-referenced securities. The securities we may offer may be convertible into or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the ticker symbol “CCB.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Investing in our securities involves certain risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 2 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference into.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, subscription rights and units in one or more offerings at an aggregate offering price of up to $200,000,000. The preferred stock, debt securities, warrants, purchase contracts, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us, or debt or equity securities issued by one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “our company” and “the Company” refer to Coastal Financial Corporation, a Washington corporation, and its consolidated subsidiaries.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.coastalbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-38589 unless otherwise stated), which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, incorporated by reference therein);
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;
•	our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on January 4, 2024 and May 28, 2024; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 16, 2018, including any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you, upon written request on the Internet at www.coastalbank.com or upon written or oral request by contacting our Investor Relations department at Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203, Attention: Joel Edwards, jedwards@coastalbank.com, 425-357-3687. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the ‘Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements, expressed or implied, included or incorporated by reference herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and each prospectus supplement should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factor” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent annual and quarterly reports. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:

•	changes in business and economic conditions generally and in the financial services industry, nationally and within our market area, particularly in the markets in which we operate and in which our loans are concentrated;
•	our expected future financial results;
•	the overall health of the local and national real estate market;
•	the credit risk associated with our loan portfolio, such as possible additional credit losses and impairment of collectability of loans and specifically with our commercial real estate loans;
•	changes in market interest rates and impacts of such changes on our profits and business;
•	our ability to generate and grow revenue through our relationships with broker dealers and digital financial service providers;
•	our ability to successfully manage liquidity risk;
•	our ability to implement our growth strategy and manage costs effectively;
•	our ability to maintain an adequate level of allowance for credit losses;
•	our level of nonperforming assets and the costs associated with resolving problem loans;
•	the composition of our senior leadership team and our ability to attract and retain key personnel;
•	our ability to raise additional capital to implement our business plan;
•	the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents;
•	interruptions involving our information technology and telecommunications systems or third-party servicers, including as a result of cybersecurity-related incidents;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board (“FASB”), including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;
•	our ability to maintain our reputation;
•	increased competition in the financial services industry;
•	regulatory guidance on commercial lending concentrations;
•	the effectiveness of our risk management framework;
•	the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject;
•	the soundness of other financial institutions and the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions;
•	the impact of recent and future legislative and regulatory changes and economic stimulus programs and other changes in banking, securities and tax laws and regulations, and their application by our regulators;
•	the impact on the Company’s operations due to epidemic illnesses, natural or man-made disasters, such as earthquakes, tsunamis, wildfires and flooding, the effects of regional or national civil unrest, wars and acts of terrorism, and political developments that may disrupt or increase volatility in securities or otherwise affect economic conditions;
•	the impact of benchmark interest rate reform in the U.S. and implementation of alternative reference rates, such as the Secured Overnight Funding Rate, to the London Interbank Offered Rate;
•	fluctuations in the value of the securities held in our securities portfolio;
•	governmental monetary and fiscal policies;
•	material weaknesses in our internal control over financial reporting; and
•	our success at managing the risks involved in the foregoing items.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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PROSPECTUS SUMMARY

Company Overview

We are a bank holding company that operates through our wholly owned subsidiaries, Coastal Community Bank (the “Bank”) and Arlington Olympic LLC. We are headquartered in Everett, Washington, which by population is the largest city in, and the county seat of, Snohomish County. We focus on providing a wide range of banking products and services to consumers and small to medium sized businesses in the broader Puget Sound region in the state of Washington and through the Internet and our mobile banking application. We currently operate 14 full-service banking locations, 12 of which are located in Snohomish County, where we are the largest community bank by deposit market share, and two of which are located in neighboring counties (one in King County and one in Island County). The Bank also provides banking as a service (“BaaS”), through our CCBX division, that allows our broker-dealer and digital financial service providers to offer their customers banking services. Our CCBX division has a total of 21 partners, 19 that are active with two more currently in the testing or implementation stage as of March 31, 2024. As of March 31, 2024, we had total assets of $3.87 billion, total loans receivable of $3.20 billion, total deposits of $3.46 billion and total shareholders’ equity of $303.7 million.

Corporate Information

Our common stock is traded on Nasdaq under the symbol “CCB.” Our executive office is located at 5415 Evergreen Way, Everett, Washington 98203 and our telephone number at that office is (425) 257-9000.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in the section titled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we have filed or will file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes that will be set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our capital stock. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. This summary is qualified in its entirety by reference to the applicable provisions of the Washington Business Corporation Act, as amended (the “WBCA”), our Second Amended and Restated Articles of Incorporation, as amended by the Articles of Amendment dated May 4, 2018 (as amended, the “articles of incorporation”), and our Amended and Restated Bylaws (the “bylaws”) and applicable federal law. You are urged to read those documents carefully. Copies of our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock, no par value per share (“Common Stock”).

General

We are authorized to issue 325,000,000 shares, of which 300,000,000 shares are Common Stock. Of the 300,000,000 shares of Common Stock, 1,000,000 shares shall be Class B nonvoting Common Stock and up to 100,000,000 shares may be designated as Class C nonvoting Common Stock. As of March 31, 2024, 13,407,320 shares of Common Stock were outstanding, held by approximately 278 shareholders of record. The outstanding shares of our Common Stock are fully paid and non-assessable. As of March 31, 2024, zero shares of Class B nonvoting Common Stock and zero shares of Class C nonvoting Common Stock were outstanding.

Our Common Stock is listed on Nasdaq under the symbol “CCB.”

Dividend Rights

Holders of our Common Stock are equally entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. The ability of our board of directors to declare and pay dividends on our Common Stock is subject to the laws of the state of Washington, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) that we may then have outstanding. Our principal source of cash flow, including cash flow to pay dividends to our shareholders, is from capital raises and dividends the Bank may pay to us as the Bank’s sole shareholder. Therefore, our ability to pay dividends is dependent upon our receipt of dividends from the Bank.

Preemptive or Conversion Rights

Holders of shares of our Common Stock do not have preemptive rights to purchase additional shares of our Common Stock and have no conversion or redemption rights.

Redemption and Sinking Fund Rights

Our Common Stock is not subject to redemption and does not have any sinking fund provisions.

Voting Rights

Each holder of our Common Stock, other than Class B nonvoting Common Stock and Class C nonvoting Common Stock, is entitled to one vote for each share. The holders of our Common Stock are entitled to vote on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our Preferred Stock. Holders of our Common Stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, the holders of shares of our Common Stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of any preferred stock that may be issued and outstanding having preference over our Common Stock. Because we are a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Preferred Stock

Our articles of incorporation permit us to issue up to 25,000,000 shares of one or more series of preferred stock, no par value per share (“Preferred Stock”), and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of Preferred Stock. See “Description of our Preferred Stock” for a description of rights and preferences that series of our Preferred Stock may have. As of March 31, 2024, zero shares of our Preferred Stock were issued and outstanding. Although the creation and authorization of Preferred Stock does not, in and of itself, have any effect on the rights of the holders of our Common Stock, the issuance of one or more series of Preferred Stock may affect the holders of Common Stock in a number of respects, including the following: by subordinating our Common Stock to the Preferred Stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our Common Stock; by diluting the earnings per share of our Common Stock; and by issuing Common stock, upon the conversion of the Preferred Stock, at a price below the fair market value or original issue price of the Common Stock that is outstanding prior to such issuance.

Class B Nonvoting Common Stock

Except with respect to voting rights, our Class B nonvoting Common Stock is identical to and has the same rights as our Common Stock.

Voting Rights. Class B nonvoting Common Stock does not have the right to vote on any matter requiring the approval of shareholders unless specifically required by applicable law.

Class C Nonvoting Common Stock

Except with respect to voting rights, conversation rights and restrictions on transfer, our Class C nonvoting Common Stock is identical to and has the same rights as our Common Stock.

Voting Rights. Class C nonvoting Common Stock has no voting rights, except as may be required by law.

Conversion Rights. Class C nonvoting Common Stock is not convertible into Common Stock or any other class or series of the Company’s equity by the original purchaser of the shares. Following a permissible transfer of the Class C nonvoting Common Stock, as described below, with the approval of our board of directors, the Class C nonvoting Common Stock may be converted into Common Stock by the transferee or transferees on terms and conditions approved by our board of directors.

Restrictions on Transfer. The shares of Class C nonvoting Common Stock may not be transferred or disposed of by the original purchaser of the shares except: (1) to the Company; (2) in a widely distributed public offering that is registered under the Securities Act; (3) to a person that is acquiring a majority of the Company’s voting securities (not including voting securities such person is acquiring from the transferor); or (4) in transfers in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company (including pursuant to a related series of transactions), provided that the transferee or transferees are not affiliated with the original purchaser of the Class C nonvoting Common Stock.

Anti-Takeover Effects of Applicable Law and Provisions of our Articles of Incorporation and Bylaws

Certain provisions of the WBCA, federal banking laws and regulations, our articles of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors and are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to our articles of incorporation and bylaws.

Federal Banking Law. Federal law prohibits a person or group of persons “acting in concert” from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days or more the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Exchange Act, would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any “company” would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

Business Combinations under Washington Law. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA prohibits, with certain exceptions, a “target corporation” from engaging in certain “significant business transactions” with an “acquiring person” who acquires 10% or more of the voting securities of the target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the date of the acquisition or, at or subsequent to the date of the acquisition, the transaction is approved by a majority of the members of the target corporation’s board of directors and authorized at a shareholders’ meeting by the vote of at least two-thirds of the outstanding voting shares of the target corporation, excluding shares owned or controlled by the acquiring person. The prohibited transactions include, among others:

•	a merger, share exchange, or consolidation of a target corporation or a subsidiary of a target corporation with (i) an acquiring person, or (ii) any other domestic or foreign corporation which is, or after the merger, share exchange, or consolidation would be, an affiliate or associate of the acquiring person;
•	a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with an acquiring person or an affiliate or associate of an acquiring person of assets of a target corporation or a subsidiary of a target corporation (i) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the target corporation, (ii) having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the target corporation, or (iii) representing 5% or more of the earning power or net income, determined on a consolidated basis, of the target corporation;
•	termination of 5% or more of the employees of the target corporation employed in Washington as a result of the acquiring person’s acquisition of 10% or more of the shares;
•	the liquidation or dissolution of a target corporation proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person; or
•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.

After the five-year period during which significant business transactions are prohibited, certain significant business transactions may occur if certain “fair price” criteria or shareholder approval requirements are met. Target corporations include all publicly-traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.

Consideration of Non-Monetary Factors. Our articles of incorporation provides that when evaluating any offer to purchase or otherwise acquire all or a substantial part of the Company, our board of directors may consider all relevant factors, including the social and economic effects of the acceptance of such offer on the Company’s present and future employees, customers, suppliers and other constituents and those of its subsidiaries.

Transactions with Interested Shareholders. Under our articles of incorporation, an “interested shareholder transaction” must be approved by the affirmative vote of the holders of two-thirds of the shares held or controlled by persons other than the “interested shareholder.” For purposes of this provision, an “interested shareholder transaction” is defined as any merger, share exchange, sale of assets, dissolution or similar transaction between us or any of our subsidiaries and an interested shareholder or an affiliated person of that shareholder. An “interested shareholder” is any person or group of affiliated persons who beneficially owns 20% or more of our voting shares. The special shareholder approval requirement for an interested shareholder transaction will not apply to a transaction that (1) is approved by a majority vote of our board of directors, excluding votes cast by directors who are directors or officers of, or have a material financial interest in, the interested shareholder or who were nominated for election as a director pursuant to an arrangement with the interested shareholder and first elected as a director within 24 months of the proposed transaction or (2) a majority of the directors whose votes are entitled to be counted, as described above, determines that the fair market value of the consideration to be received by the noninterested holders of shares of the same class owned by the interested shareholder is not less than the highest fair market value of the consideration paid by the interested shareholder in acquiring shares of the same class within 24 months of the proposed transaction.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power to the extent consistent with its fiduciary duties to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us.

Classified Board of Directors. Our board of directors is divided into three classes, each of which contains approximately one-third of the members of the board of directors. The members of each class are elected for terms of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Number of Directors; Removal of Directors. Our articles of incorporation provide that the number of directors is fixed from time-to-time exclusively by the board of directors but shall be no fewer than seven or more than seventeen directors. Our articles of incorporation provide that no director may be removed from office by the shareholders without cause except by a vote of 80% of the outstanding shares then entitled to vote.

Exclusive Forum

Our bylaws provide that a state court located within the state of Washington (or, if no state court located within the state of Washington has jurisdiction, the United States District Court for the Western District of Washington) will be the exclusive forum for: (a) any actual or purported derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty by any of our directors, officers or other employees; (c) any action asserting a claim against us or our directors or officers arising pursuant to the WBCA, our articles of incorporation, or our bylaws; or (d) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine. The choice of forum provision in our bylaws may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company.

DESCRIPTION OF PREFERRED STOCK

The following section describes the general terms of Preferred Stock that we may issue. The specific terms of any series of Preferred Stock will be described in the prospectus supplement relating to that series of Preferred Stock. The terms of any series of Preferred Stock may differ from the terms described below. Certain provisions of our Preferred Stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Washington law, including the WBCA.

General

Our articles of incorporation authorize our board of directors to establish one or more series of Preferred Stock and issue up to 25,000,000 shares of Preferred Stock without further action by our shareholders. Our board of directors is authorized to divide the Preferred Stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue Preferred Stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their Common Stock over the market price of the Common Stock. While the terms of Preferred Stock may vary from series to series, holders of our Common Stock should assume that all shares of Preferred Stock will be senior to our Common Stock in respect of distributions and on liquidation. As of March 31, 2024, zero shares of Preferred Stock were outstanding.

The prospectus supplement relating to a particular series of Preferred Stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the Preferred Stock;
•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;
•	any conversion or exchange rights;
•	whether the Preferred Stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;
•	any liquidation rights;
•	any sinking fund provisions;
•	any voting rights;
•	the exchange or market, if any, where the Preferred Stock will be listed or traded; and
•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of Preferred Stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of Preferred Stock, holders of Preferred Stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of Preferred Stock will rank on a parity in all respects with each other series of our Preferred Stock and prior to our Common Stock as to dividends and any distribution of our assets.

As stated above in the “Description of Our Common Stock,” the authorization of the Preferred Stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the Preferred Stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the Preferred Stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of Preferred Stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional Common Stock for such purposes. See “Anti-Takeover Effects of Applicable Law and Provisions of our Articles of Incorporation and Bylaws.”

Redemption

If so specified in the applicable prospectus supplement, a series of Preferred Stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our Preferred Stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our Preferred Stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of Preferred Stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of Preferred Stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the Preferred Stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of Preferred Stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends on such Preferred Stock. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock on the record dates fixed by our board of directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of Preferred Stock unless full dividends on any other series of Preferred Stock that ranks equally with or senior to such series of Preferred Stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of:

•	all prior dividend periods of each such series of Preferred Stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of each such series of Preferred Stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of Preferred Stock and other series of Preferred Stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of Preferred Stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of Preferred Stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of Preferred Stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our Common Stock or on any securities ranking junior to such Preferred Stock upon liquidation, dissolution or winding-up.

However, holders of the shares of Preferred Stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of Preferred Stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the Preferred Stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of Preferred Stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The applicable prospectus supplement will indicate whether and on what terms the shares of any future series of Preferred Stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or Preferred Stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for Preferred Stock convertible into Common Stock, the number of shares of Common Stock to be reserved in connection with, and issued upon conversion of, the Preferred Stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of Common Stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of Preferred Stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such Preferred Stock; and
•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any Preferred Stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable indenture.

As used in this section, “we,” “our,” “us” and the “Company” refer only to Coastal Financial Corporation and not to any of its subsidiaries.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;
•	the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);
•	whether securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, whether any debt securities of the series are to be issuable initially in temporary global form with or without coupons;

•	the maturity date or dates;
•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;
•	any conversion or exchange provisions;
•	the date of the debt securities if other than the date of original issuance;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;
•	the date or dates on which the principal of the debt securities of such series is payable;
•	the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;
•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;
•	the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;
•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of Bearer Securities, the denominations in which the debt securities will be issuable;
•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;
•	if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;
•	if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;
•	if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;
•	whether the debt securities will be issuable in the form of a global security;
•	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;
•	whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;
•	any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;
•	the terms and conditions, if any, pursuant to which the debt securities are secured;
•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;
•	any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and
•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.

Under the subordinated debt indenture, Senior Indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;
•	all obligations evidenced by debentures, debt securities or other similar instruments;
•	all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;
•	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);
•	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;
•	all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);
•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;
•	obligations associated with derivative products such as interest rate and currency exchange contacts, foreign exchange contracts, commodity contracts, and similar arrangements;
•	purchase money and similar obligations;
•	interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings; and
•	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

•	our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;
•	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;
•	our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;
•	a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

•	we or a Material Subsidiary commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or
•	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

A Material Subsidiary means Coastal Community Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing event of default;
•	holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;
•	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;
•	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and
•	the holders of a majority in principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

•	either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;
•	neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and
•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, a supplemental indenture applicable to debt securities may be entered into only when authorized by our board of directors and with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

•	extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;
•	reduce the percentage in aggregate principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;
•	modify the subordination provisions in a manner adverse to the holders of such debt security; or
•	modify any of the above provisions.

In addition, we and the trustee may, by supplemental indenture, modify or amend the indentures as applicable to the debt securities, with the consent of our board of directors but without the consent of any holder of the debt securities, for any of the following purposes:

•	to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;
•	to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;
•	to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;
•	to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;
•	to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;
•	(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;
•	to secure any series of debt securities; and

•	to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

•	either:
•	all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or
•	all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;
•	upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and
•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

•	we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;
•	no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;
•	such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;
•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;
•	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;
•	we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and
•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

•	the satisfaction of the conditions described above in “–Legal Defeasance and Covenant Defeasance – Legal Defeasance,” other than with respect to the sixth bullet point; and
•	our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

Book-Entry Delivery and Settlement

Global Debt Securities

We will issue any debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of the Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through DTC.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.
•	DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of security certificates.
•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
•	Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.
•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global debt securities; and
•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global debt security.

Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Debt Securities

Individual certificates in respect of any debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;
•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or
•	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global debt security.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our Preferred Stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our Preferred Stock, as well as the form of the deposit agreement, depositary receipts, our articles of incorporation and any amendments thereto relating to the applicable series of our Preferred Stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions in these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our Preferred Stock underlying that depositary share, to all rights and preferences of our Preferred Stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our Preferred Stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the applicable offering of depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our Preferred Stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our Preferred Stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference

If a series of our Preferred Stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our Preferred Stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our Preferred Stock held by the depositary. Whenever we redeem any of our Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our Preferred Stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our Preferred Stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our Preferred Stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our Preferred Stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our Preferred Stock. The depositary will try, as far as practicable, to vote the shares of our Preferred Stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our Preferred Stock in accordance with these instructions. The depositary will not vote our Preferred Stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our Preferred Stock underlying their depositary shares.

Partial shares of our Preferred Stock will not be issued. Holders of our Preferred Stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our Preferred Stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of our Preferred Stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.

Charges of Depositary

We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our Preferred Stock;
•	the initial issuance of the depositary shares;
•	any redemption of our Preferred Stock; and
•	all withdrawals of our Preferred Stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;
•	withhold dividends and distributions; and
•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our Preferred Stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our Preferred Stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our Preferred Stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;
•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and
•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase debt securities, Common Stock, Preferred Stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent or directly with investors. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and related form of warrant certificate representing the warrants, which we will file with the SEC in connection with an issuance of any warrants, if needed.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;
•	the total number of warrants to be issued and number of shares of Common Stock or other securities to be delivered upon exercise of the warrants;
•	the consideration for which we will issue the warrants, including the applicable currency or currencies;
•	anti-dilution provisions to adjust the number or amount of shares of our Common Stock or other securities to be delivered upon exercise of the warrants;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the procedures and conditions relating to the exercise of the warrants;
•	whether the warrants will be in registered or bearer form;
•	information with respect to book-entry registration and transfer procedures, if any;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;
•	a discussion of material United States federal income tax considerations;
•	the identity of the warrant agent; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our Common Stock or Preferred Stock will not have any rights of holders of the securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of Common Stock, Preferred Stock or debt securities issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts will contain the specific terms of the purchase contracts. These terms may include, without limitation, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	a discussion of the material United States federal income tax considerations applicable to the purchase contracts;
•	whether the purchase contracts will be issued in fully registered or global form; and
•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of our Common Stock or Preferred Stock or for debt securities upon the exercise of the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the number and terms of each share of our Common Stock or Preferred Stock or debt securities that may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	the conditions to completion of the offering of subscription rights;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

•	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	a discussion of material United States federal income tax considerations, if applicable; and
•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, if any, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. We (directly or through agents) may sell, and any underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.:

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our Common Stock or Preferred Stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our Common Stock or Preferred Stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Adams & Duncan, Inc., P.S., Everett, Washington, and Covington & Burling LLP, New York, New York. Christopher D. Adams, the Chair of our Board of Directors, is a partner at Adams & Duncan, Inc., P.S. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Coastal Financial Corporation and subsidiaries (the “Company”) as of December 31, 2023 and 2022 and for each of the three-years in the period ended December 31, 2023 incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Accounting Standards Codification Topic 326, Financial Instruments - Credit Losses), which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Shares

Common Stock

PROSPECTUS SUPPLEMENT

(to the Prospectus dated June 13, 2024)

Lead Bookrunner

Keefe, Bruyette & Woods

A Stifel Company

Joint Bookrunner

Hovde Group, LLC

Co-Managers

Raymond James	Stephens Inc.

, 2024